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                           TRADEMARK LICENSE AGREEMENT
                           ---------------------------

        This Trademark License Agreement (hereinafter "this Agreement") is made between ARM Limited, whose principal place of business is located at 90 Fulbourn Road, Cherry Hinton, UK CB1 4JN (hereinafter "Licensor"), and Osicom Technologies Inc. whose principal place of business is located at 411 Waverley Oaks Road, Suite 227 Waltham, MA 02154-9409 (hereinafter "Licensee") (hereinafter collectively "the Parties").

        WHEREAS, Licensor is the owner of all right, title and interest in and to the trademark ARM, including, but not limited to a registration in the U.S. Patent and Trademark Office under number 1,987,934, issued July 23, 1996 for computer hardware, namely integrated circuits and printed circuit boards containing electrical components and sockets; computer programs for use in the development of computer programs and user manuals for use therewith sold as a unit, and computer programs for use in the development of integrated circuits and user manuals for use therewith all sold as a unit, including all goodwill pertaining thereto;

        WHEREAS Licensee has adopted and is using NET and NET+ as a component term in trademarks for hardware and software for connecting peripherals to networks, and

        WHEREAS Licensee has filed applications to register NET+ARM in the United States under serial number 75/374969 on October 17, 1997; in Canada under serial no 866,078 on January 14, 1998; in the European Union under serial no. 703249 on December 15, 1997; and in Japan under serial no. 1869031.1997 on December 17, 1997, hereafter collectively referred to as THE APPLICATIONS

        WHEREAS Licensee is willing to assign THE APPLICATIONS and related goodwill appurtenant thereto subject to a world wide exclusive license to use the mark covered by THE APPLICATIONS,

        WHEREAS, Licensee wishes to use the ARM trademark solely as a part of a composite mark NET+ ARM (hereafter the MARK) solely for the purpose of promoting Licensee's embedded solution of ARM-based hardware and networking software (hereinafter the "Product"); and

        WHEREAS, Licensor wishes to grant Licensee a license to use the Mark solely to promote the Product, subject to the provisions of this Agreement;

        NOW THEREFORE, for good and valuable consideration, including the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1       ASSIGNMENT

        1.1 For good and valuable consideration, the receipt of which is hereby acknowledged, Licensee without representations or warranties with respect to THE APPLICATIONS or the title thereto, does hereby assign, transfer, and set over unto the said Licensor all of its rights, title and interest in and to THE APPLICATIONS and the registrations therefor, together with the goodwill of the business symbolized by said marks and the registrations therefor, including all rights to sue










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and recover for past infringement of said marks covered by THE APPLICATIONS and the registrations therefor.

        1.2 Licensee agrees to execute such other documents as may be reasonablely required by Licensor to effect a recordable transfer of THE APPLICATIONS to The Licensor.

        1.3 Licensor agrees to allow Licensee to complete prosecution of THE APPLICATIONS solely on behalf of Licensor and to maintain any registrations issuing thereon in Licensor's name, so long as Licensee is licensed hereunder.

        1.4 Licensee agrees, at its sole expense, to complete prosecution of THE APPLICATIONS solely on behalf of Licensor and to maintain any registrations issuing thereon in Licensor's name, so long as Licensee is licensed hereunder.

2       LICENSE GRANT

        2.1 Licensor hereby grants Licensee a limited, exclusive, nontransferable, royalty free, worldwide license to use the MARK solely to promote Licensee's Product, subject to the terms and conditions of this Agreement. Licensee hereby accepts such grant subject to the terms and conditions of this Agreement.

        2.2 Licensor hereby grants to Licensee an exclusive non-transferable royalty free license to use the subject matter of THE APPLICATIONS subject to the terms and conditions of this Agreement. Licensee hereby accepts such grant subject to the terms and conditions of this Agreement.

        2.3 Licensor agrees not to itself use or to grant any other party, during the term of this license and unless terminated for cause for 3 years thereafter, a license to use the MARK. Licensor agrees not to itself use or grant any other party during the term of the license a license to use "NET*ARM," "NET/ARM," "NETARM," "NET ARM," "NET'N ARM," or "NET_ARM" where _ indicates a single character or a single number or a combination of single character and single number. Licensor will act in good faith when licensing others to protect Licensee's interest in the subject matter of this agreement.

        2.4 Licensor agrees to take reasonable steps, when requested by Licensee, to preclude others from using trademarks which are confusingly similar to the Mark, and to allow Licensee at its own expense to assist in enforcing reasonable claims against infringers.

3       OWNERSHIP OF THE MARK

        3.1 Licensee acknowledges Licensor's ownership of all rights in the Mark and the validity of all registrations therefor. Licensee expressly disclaims any ownership in and to the Mark. Except as expressly permitted herein, Licensee shall not adopt, use, or attempt to register any trademark which is confusingly similar to any ARM trademark, including but not limited to any trademark which includes "ARM", "THUMB", or "7TDMI". Licensee will assist Licensor, at Licensee's sole expense, if necessary, in establishing and maintaining Licensor's rights in and title to the Mark, including assisting Licensor upon request in effecting any required approvals of this Agreement, in registering and entering Licensee as a registered user of the Mark or in recording or registering a license of the Mark with appropriate government authorities, but only to the extent that such










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assistance or expense relates solely to the Mark. Nothing in this Agreement shall obligate Licensee to incur expense in connection with the ARM trademark except to the extent it forms part of the mark. Licensee agrees to take no action contrary to Licensor's ownership of and rights in the Mark both during the term of this Agreement and thereafter so long as Licensor owns the Mark or has an interest therein. Licensee's use of the Mark shall inure solely to Licensor's benefit. Upon reasonable requests, Licensee shall furnish Licensor with a report and specimens, including labels and advertising, showing evidence of its use of the Mark.

        3.2 No right, title or interest in the Mark or registrations or applications for the Mark is transferred to Licensee by this Agreement, but only the license to use the Mark under the conditions of this Agreement, and Licensor reserves the right to use and to license others to use the Mark.

4       QUALITY CONTROL

        4.1 Licensee agrees to maintain such reasonable quality standards for the Product as prescribed by or acceptable to Licensor. Licensor may take all reasonable precautions acting in good faith to insure that the quality of the Product to which the Mark is applied is maintained, including inspecting the quality of the Product. Licensee shall provide one free copy of each version of the Product to Licensor. In the event that the Product does not meet Licensor's standards, Licensor shall have the right to rescind its approval of Licensee's use of the Mark and to terminate this Agreement pursuant to Section 6 below.

        4.2 Licensee shall include Licensor in its schedule of press release recipients.

5       FORM OF USE

        5.1 Licensee agrees to use and display the Mark only in connection with the advertising promotion and sale of Product and only in the form and manner as are or shall be reasonably prescribed or approved by Licensor from time to time, including the use of appropriate legends and markings. Such appropriate legends and markings may include a trademark notice in the following form:

               "NET+ IS A TRADEMARK OF OSICOM TECHNOLOGIES INC." "ARM IS A REGISTERED TRADEMARK OF ARM LIMITED." "NET+ARM IS A REGISTERED TRADEMARK OF ARM LIMITED."

        5.2 Licensee agrees that the license grant in Section 2 shall entitle Licensee to use the Mark only to promote the Product using "NET+ARM". No additional use of a logo, cover design, layout, or any other feature, shall be confusingly similar to the Mark. Except as expressly set forth in this Agreement, Licensee agrees not to use any other trademark, service mark, word, symbol, letter, or design in combination with the Mark.

        5.3 All other uses of the ARM trademark shall be solely to refer to Licensor's products or services and shall include the trademark symbol "(R)" with the first and most prominent use of such trademark, and also include a trademark notice in the following form:

               "ARM IS A REGISTERED TRADEMARK OF ARM LIMITED."










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        5.4 Licensee may at all times use a house mark such as OSICOM on all promotion, advertising and packaging, in addition to NET+ARM in connection with the promotion, marketing, and sale of the PRODUCT. Licensor shall have no rights to OSICOM or to "NET+" and all use thereof enures to the benefit of Licensee.

6       TERM

        6.1 Unless terminated earlier pursuant to Section 7, the license granted in Section 2 shall expire on May 20th, 2008 (the "Expiration Date"). Licensor may, at its discretion, extend the term of this Agreement beyond the Expiration Date by providing written notice informing Licensee that such an extension has been granted. Pursuant to such notice of an extension, the license granted in
Section 2 shall continue until the earlier of the extended expiration date set forth in the written notice of extension or until sixty (60) days after Licensor provides written notice to Licensee that the license is terminated; such termination shall be in Licensor's sole discretion.

7       TERMINATION

        7.1 Either Party may terminate this Agreement immediately for breach by the other Party of any of the provisions hereof, provided the termination is made by written notice specifying an effective date not less than sixty (60) days after delivery of the notice, on which termination shall become effective unless prior thereto the specified breach is cured in Licensor's reasonable opinion.

8       EFFECT OF TERMINATION

        8.1 Upon expiration or termination of this Agreement for any reason, Licensee shall immediately discontinue all use of the Mark and any term confusingly similar thereto, except Licensee may fill all existing orders and may exhaust all inventory on hand at the time of notification beyond the date of termination, provided however, any use of the Mark after receiving the written notice of termination shall comply with the standards set under paragraph 3 hereof. The parties rights and obligations under Sections 3, 6, 7, 8, 9,10, 11, 12, 13, 14, 15, 16, 17, 18 and 19 shall survive termination and expiration of this Agreement.

        8.2 Promptly upon termination of this Agreement or the licenses granted hereunder Licensor shall expressly abandon THE APPLICATIONS and any registrations issuing thereon.

9       RELATIONSHIP OF THE PARTIES

        9.1 This Agreement does not constitute and shall not be construed as constituting an agency, partnership or joint venture relationship between Licensor and Licensee; Licensee shall not have any right to obligate or bind Licensor in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

10      ASSIGNMENT/TRANSFER

        10.1 Without Licensor's prior specific written consent Licensee shall not assign, transfer, mortgage, sublicense, or otherwise part with any of its rights or obligations under this Agreement.

11      NOTICE OF INFRINGEMENT










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        11.1 In the event that any infringement or conflicting use of the Mark, or unfair competition involving the Mark, shall come to Licensee's attention, Licensee agrees promptly to inform Licensor thereof. It shall be within Licensor's reasonable discretion to instigate litigation against any such infringer.

12      NOTICE

        12.1 All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by First Class mail, postage prepaid or delivered by messenger to the Parties at the addresses given above, and such notices shall be deemed to be effective upon the date mailed to the correct address with correct postage.

13      LIMITATION OF LIABILITY

        13.1 LICENSOR SHALL NOT BE LIABLE FOR ANY DAMAGES, INCLUDING BUT NOT LIMITED TO DIRECT, INDIRECT, INCIDENTAL, SPECIAL, COVER, RELIANCE, OR CONSEQUENTIAL DAMAGES ARISING PROM ANY CLAIMS, ACTIONS, LIABILITIES, COSTS OR ANY OTHER LOSSES RESULTING FROM LICENSEE'S USE OF THE MARK OR LICENSEE'S PUBLICATION, DISTRIBUTION, OR ANY OTHER USE OF THE PRODUCT.

14      ALLOCATION OF RISK

        14.1 There is no license fee for the rights granted to Licensee herein. The provisions of this Agreement allocate the risks between Licensor and Licensee. The license rights granted to Licensee herein at no charge reflects this allocation of risk and the limitation of liability specified herein.

15      INDEMNIFICATION

        15.1 Licensee will defend, indemnify and hold Licensor harmless against any claims, actions, damages, liabilities and any other costs arising out of Licensee's publication, distribution and/or use of the Product and/or use of the Mark licensed to Licensee herein, except to the extent a third party asserts claims of superior rights to the Mark for the PRODUCTS.

16      GOVERNING LAW/JURISDICTION

        16.1 This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California, and shall be deemed to be executed in Los Gatos, California. Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in Santa Clara County, California. ARM and Customer agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

17      EXECUTION IN COUNTERPARTS

        17.1 This Agreement may be executed in counterparts, each of which shall constitute a duplicate original.

18      AUTHORITY TO EXECUTE AGREEMENT










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        18.1 The undersigned represent that they have authority to execute this
Agreement on behalf of the respective Parties and to carry out all obligations imposed hereunder. The undersigned have read, understand, and agree to the terms of this Agreement and have had the opportunity to consult with counsel regarding this Agreement.

19      ENTIRE AGREEMENT

        19.1 This Agreement constitutes the sole and only agreement of the Parties with respect to the subject matter hereof, contains all of the covenants and agreements between the parties with respect thereto, and supersedes any previous communications, representations, or agreements, verbal or written, related to the subject matter of this Agreement. This Agreement shall only be amended by a writing signed by the Party to be charged or its successor(s) in interest. In the event any paragraph or provision of this Agreement is held to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the Parties with the same force and effect as though the void and unenforceable parts had been severed or deleted.

20      EFFECTIVE DATE

        20.1 The effective date of this Agreement shall be the later execution date set forth below.

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
ARM LIMITED                                          OSICOM TECHNOLOGIES INC.
By:__________________________________    By:__________________________________

Name:________________________________    Name:________________________________

Title:_______________________________    Title:_______________________________

Date:________________________________    Date:________________________________
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